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                                                                   Exhibit 99(l)
                                            August 15, 2005



PowerShares Exchange-Traded Fund Trust
Wheaton Oaks Professional Building
855 West Prairie Avenue
Wheaton, IL 60187

Clifford Chance US LLP
31 West 52nd  Street
New York, NY 10019

         Re:      POWERSHARES EXCHANGE-TRADED FUND TRUST

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to PowerShares Exchange-Traded Fund Trust (the "Trust") on behalf of its series PowerShares Zacks Micro Cap Portfolio (the "Fund") in connection with the Trust's Post-Effective Amendment to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about August 15, 2005 (as proposed to be amended, the "Registration Statement") with respect to the Funds' shares of beneficial interest, par value $.01 per share (the "Shares"). You have requested that we deliver this opinion to you in connection with the Trust's filing of such Registration Statement.

     In connection with the furnishing of this opinion, we have examined the following documents:

          (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

          (b) a copy, stamped as filed with the Secretary of the Commonwealth of Massachusetts, of the Trust's Amended and Restated Declaration of Trust dated as of April 7, 2003 (the "Declaration");

          (c) a copy, executed by the Trustees of the Trust, of the Trust's Amended Designation of Series dated as of August 11, 2005 (the "Designation");

          (d) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designation, By-Laws, and certain resolutions adopted by the Trustees

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PowerShares Exchange-Traded Fund Trust
Clifford Chance US LLP
August 15, 2005
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     of the Trust at meetings held on June 18, 2004 and June 21, 2005 (the
     "Resolutions"); and

          (e) drafts received on August 11, 2005 of the Registration Statement.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (e) above and that the Designation will be filed with the Secretary of the Commonwealth of Massachusetts and any other government office where such filing may from time to time be required. We note that the minutes of the meeting of the Board of Trustees of the Trust on June 21, 2005, as attached to the certificate referenced in paragraph (d) above and reviewed by us in connection with rendering this opinion, are in draft form, and we have assumed for the purposes of this opinion that the minutes of such meeting, when finalized and approved by the Fund's Trustees, will be in substantially the form attached to such certificate. We have also assumed that the Trust's Declaration, Designation, By-Laws and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     As to any opinion below relating to the due formation or existence of the Trust under the laws of the Commonwealth of Massachusetts, our opinion relies entirely upon and is limited by the certificate of public officials referred to in (a) above.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the

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PowerShares Exchange-Traded Fund Trust
Clifford Chance US LLP
August 15, 2005
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transactions referred to herein. No opinion is given herein as to the choice of law or internal substantive rules of law, which any tribunal may apply to such transaction. In addition, to the extent that the Trust's Declaration, Designation or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that:

     1. The Trust has been duly formed and is existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

     2. The Shares, when issued and sold in accordance with the Trust's Declaration, Designation and By-Laws and for the consideration described in the Registration Statement, will be validly issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

     We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Bingham McCutchen LLP

                                            BINGHAM McCUTCHEN LLP